Exhibit 99.1

Two of the Southeast’s Oldest and Strongest Banks Merge

To Create a Regional Banking Company

SCBT Financial Corporation and First Financial Holdings, Inc. to Merge

COLUMBIA, SC and CHARLESTON, SC (February 20, 2013)   SCBT Financial Corporation (NASDAQ: SCBT) and First Financial Holdings, Inc. (“First Financial”) (NASDAQ:  FFCH) jointly announced today the signing of a definitive merger agreement under which SCBT and First Financial will merge to position the combined company to become a premier regional bank.

“We are pleased to announce that two of the Southeast’s oldest, strongest and largest banks are merging to form a dynamic banking company.  Our two banks complement each other significantly and, because of our size, earnings power and strength, we will be uniquely positioned to build a premier regional bank in the Southeast,” said Robert R. Hill, Jr., president and CEO, SCBT Financial Corporation.  “This partnership benefits our customers, shareholders and employees and is a unique opportunity to join two local community banks with a similar history and culture.  We have admired and respected First Financial for a long time, and we are fortunate to have the opportunity to build an even stronger company together.”

Founded in 1934, First Financial operates First Federal Bank (“First Federal”), which has 66 locations in the Carolinas and is the third largest financial institution headquartered in South Carolina, ranking 8th in deposit market share.

“For nearly 80 years, both SCBT and First Federal have consistently served the financial needs of our customers and we look forward to continuing this legacy,” said R. Wayne Hall, president and CEO of First Financial.  “We will collectively continue to deliver the highest level of service, while maintaining our community banking values.  Together, we will collaborate to evaluate our strengths and work to leverage the best of each of our institutions.”

Upon completion of the transaction, the combined company will have approximately $8.3 billion in total assets, $6.9 billion in total deposits and $6.1 billion in total loans.  On a pro forma basis, the company will rank 5th in deposit market share in South Carolina (source: SNL Financial).  Together the two companies operate a network of 148 branches in the Carolinas and generate over $2 billion in mortgage loans, ranking 4th in mortgage market share.  First Financial’s Wealth Management Division when combined with SCBT’s Wealth Management Group will have total assets under management of approximately $2.35 billion.

The merger agreement has been unanimously approved by the board of directors of each company.  The transaction is expected to close in the third quarter of 2013 and is subject to customary conditions, including approval by both SCBT and First Financial shareholders.   At closing and upon shareholder approval, the proposed holding company name will be First Financial Holdings, Inc.

Under the terms of the agreement, SCBT Financial Corporation will add five First Financial board members to the combined company’s board.  Hall will be named president of SCBT Financial

Corporation and Paula Harper Bethea, the current chair of First Financial, will assume the role of vice chair of the board.  Hill will continue to serve as CEO and Robert R. Horger will remain chairman of the board.

Under the terms of the agreement, shareholders of First Financial will receive 0.4237 shares of SCBT common stock for each share of FFCH common stock, which equates to a deal value of $18.30 per share based on SCBT’s closing stock price of $43.18 on February 19, 2013.  The stock issuance is valued at approximately $302.4 million in the aggregate, based on 16,526,752 shares of FFCH common stock outstanding.

Keefe, Bruyette & Woods, Inc. served as financial advisor and Wachtell, Lipton, Rosen & Katz provided legal counsel to SCBT Financial Corporation.  Sandler O’Neill + Partners, L.P., served as financial advisor and rendered a fairness opinion, to First Financial Holdings, Inc.  Kilpatrick Townsend & Stockton LLP served as legal counsel to First Financial Holdings, Inc.

Webcast

SCBT Financial Corporation and First Financial Holdings, Inc. will host a conference call today at 10:30 a.m. Eastern Time.  The conference call can be accessed by dialing 1-866-652-5200 or 1-412-317-6060 for international participants.  The conference ID number is 10025540.  The link to the webcast can be found on www.SCBTonline.com under Investor Relations.  A replay will be available from 12:00 p.m. Eastern Time on February 20, 2013 until 9 a.m. on March 7, 2013.  To listen to the replay, dial 1-877-344-7529 or 1-412-317-0088.  The pass code is 10025540.  The event and slide presentation will also be archived and available beginning February 20, 2013 by midnight Eastern Time in the Investor Relations section of www.SCBTonline.com.

SCBT will file a registration statement and other relevant documents concerning the transaction with the Securities and Exchange Commission and appropriate state and federal banking authorities as soon as is practical.  SCBT and First Financial will prepare a joint proxy statement and other relevant documents concerning the proposed transaction for their respective shareholders.  SCBT and First Financial shareholders are urged to read such proxy and registration statements regarding the proposed transaction as they become available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents because these will contain important information.  You will be able to obtain a free copy of the registration statement, as well as other filings containing information about SCBT Financial Corporation, at the SEC’s internet site (http://www.sec.gov).  The documents can also be obtained, without charge, by directing a written request to either SCBT Financial Corporation, Post Office Box 1030, Columbia, SC 29202, Attention: Richard C. Mathis, Executive Vice President and Treasurer, or First Financial Holdings, Inc., 2440 Mall Drive, Charleston, SC 29406  Attention: Blaise Bettendorf, Chief Financial Officer.

SCBT, First Financial and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of SCBT and First Financial in connection with the merger.  Information about the directors and executive officers of First Financial and their ownership of FFCH common stock is set forth in First Financial’s most recent proxy statement as filed with the SEC, which is available at the SEC’s Internet site (http://www.sec.gov) and at First Financial address in the preceding paragraph.  Information about the directors and executive officers of SCBT Financial Corporation and their ownership of SCBT common stock is set forth in SCBT’s most recent proxy statement filed with the SEC and available at the SEC’s internet site and from SCBT at the address set forth in the preceding paragraph.  Additional information regarding the interests of these participants may be obtained by reading the proxy statement/prospectus regarding the proposed transaction when it becomes available.

SCBT Financial Corporation

SCBT Financial Corporation, Columbia, South Carolina is a registered bank holding company incorporated under the laws of South Carolina.  The company consists of SCBT, the Bank and the following divisions:  NCBT, CBT, The Savannah Bank, and Minis & Co., Inc.  Providing financial services for over 79 years, SCBT Financial Corporation operates 82 locations in 19 South Carolina counties, 10 North Georgia counties, 2 coastal Georgia counties and Mecklenburg County in North Carolina.  SCBT Financial Corporation has assets of approximately $5.1 billion and its stock is traded under the symbol SCBT in the NASDAQ Global Select Market.  More information can be found at www.SCBTonline.com.

First Financial Holdings, Inc.

First Financial Holdings, Inc. (“First Financial”) (NASDAQ:FFCH) is a Charleston, South Carolina financial services provider with $3.2 billion in total assets as of December 31, 2012. First Financial offers integrated financial solutions, including personal, business, and wealth management services. First Federal Bank (“First Federal”), which was founded in 1934 and is the primary subsidiary of First Financial, serves individuals and businesses throughout coastal South Carolina, Florence, and Greenville, South Carolina, and Wilmington, North Carolina.  First Financial subsidiaries include: First Federal; First Southeast Investor Services, Inc., a registered broker-dealer; and First Southeast 401(k) Fiduciaries, Inc., a registered investment advisor. First Federal is the largest financial institution headquartered in the Charleston, South Carolina metropolitan area and the third largest financial institution headquartered in South Carolina, based on asset size. Additional information about First Financial is available at www.firstfinancialholdings.com.

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Analyst Contact:	Analyst Contact:
John Pollok, SCBT COO and CFO	Blaise Bettendorf, First Financial CFO
(803) 765-4628	(843) 529-5456

Media Contact:	Media Contact:
Donna Pullen, SCBT Public Relations	Kellee McGahey, First Financial Marketing
(803) 765-4558	(843) 529-5574

Cautionary Statement Regarding Forward Looking Statements

Statements included in this press release which are not historical in nature are intended to be, and are hereby identified as, forward looking statements for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934.   Forward looking statements generally include words such as “expects,” “projects,” “anticipates,” “believes,” “intends,” “estimates,” “strategy,” “plan,” “potential,” “possible” and other similar expressions.   SCBT Financial Corporation cautions readers that forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from forecasted results.  Such risks and uncertainties, include, among others, the following possibilities: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive merger agreement between SCBT and First Financial Holdings, Inc.; (2) the outcome of any legal proceedings that may be instituted against SCBT or First Financial Holdings, Inc.; (3) the inability to complete the transactions contemplated by the definitive merger agreement due to the failure to satisfy each transaction’s respective conditions to completion, including the receipt of regulatory approval; (4) credit risk associated with an obligor’s failure to meet the terms of any contract with the bank or otherwise fail to perform as agreed; (5) interest risk involving the effect of a change in interest rates on both the bank’s earnings and the market value of the portfolio equity; (6) liquidity risk affecting the bank’s ability to meet its obligations when they come due; (7) price risk focusing on changes in market factors that may affect the value of traded instruments in “mark-to-market” portfolios; (8) transaction risk arising from problems with service or product delivery; (9) compliance risk involving risk to earnings or capital resulting from violations of or nonconformance with laws, rules, regulations, prescribed practices, or ethical standards; (10) strategic risk resulting from adverse business decisions or improper implementation of business decisions; (11) reputation risk that adversely affects earnings or capital arising from negative public opinion; (12) terrorist activities risk that results in loss of consumer confidence and economic disruptions; (13) cybersecurity risk related to our dependence on internal computer systems and the technology of outside service providers, as well as the potential impacts of third-party security breaches,  subjects the company to potential business disruptions or financial losses resulting from deliberate attacks or unintentional events; (14) economic downturn risk resulting in deterioration in the credit markets; (15) greater than expected noninterest expenses; (16) excessive loan losses; (17) failure to realize synergies and other financial benefits from, and to limit liabilities associates with, mergers and acquisitions, including mergers with Peoples Bancorporation (“Peoples”), The Savannah Bancorp, Inc. (“Savannah”), and First Financial Holdings, Inc., within the expected time frame; (18) potential deposit attrition, higher than expected costs, customer loss and business disruption associated with the integration of The Savannah  Bancorp, Inc .and First Financial Holdings, Inc., including, without limitation, potential difficulties in maintaining relationships with key personnel and other integration related-matters; (19) the risks of fluctuations in market prices for SCBT stock that may or may not reflect economic condition or performance of SCBT; (20) the payment of dividends on SCBT is subject to regulatory supervision as well as the discretion of the SCBT board of directors; and (21) other factors, which could cause actual results to differ materially from future results expressed or implied by such forward looking statements.